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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-62478 of Office Depot, Inc. on From S-3 and Registration Statements No. 333-45591, No. 333-59603, No. 333-63507, No. 333-68081, No. 333-69831, No.
333-41060, No. 333-80123 and No. 333-90305 of Office Depot, Inc. on Forms S-8 of
our reports dated February 13, 2003 included and incorporated by reference in the Annual Report on Form 10-K of Office Depot, Inc. for the year ended December 28, 2002.



/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants

Miami, Florida
March 13, 2003